     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 2000
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                            PRECISION STANDARD, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              COLORADO                               3721                             84-0985295
    (STATE OR OTHER JURISDICTION         (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)


                             1943 NORTH 50TH STREET
                            BIRMINGHAM, ALABAMA 35212
                                 (205) 591-3009

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

             AGENT FOR SERVICE:                            COPIES TO:
              RONALD A. ARAMINI                     HUGH STEVEN WILSON, ESQ.
           CHIEF EXECUTIVE OFFICER                    CRAIG M. GARNER, ESQ.
          PRECISION STANDARD, INC.                      LATHAM & WATKINS
           1943 NORTH 50TH STREET                   701 B STREET, SUITE 2100
          BIRMINGHAM, ALABAMA 35212                SAN DIEGO, CALIFORNIA 92101
               (205) 591-3009                            (619) 236-1234

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]





                         CALCULATION OF REGISTRATION FEE

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
============================================================================================================
                                                                                PROPOSED
                                                                PROPOSED        MAXIMUM
                                                 AMOUNT          MAXIMUM        AGGREGATE       AMOUNT OF
            TITLE OF SECURITIES                   TO BE      OFFERING PRICE     OFFERING       REGISTRATION
              TO BE REGISTERED                 REGISTERED     PER SHARE (1)       PRICE            FEE
------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share        300,000         $13.125       $3,937,500         $1,040
------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for purposes of computing the amount of the registration fee based on the average of the high and low prices of the common stock as reported on the Nasdaq
    SmallCap Market on April 26, 2000.
============================================================================================================


   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION--DATED APRIL 28, 2000

PROSPECTUS


                                 300,000 SHARES


                            PRECISION STANDARD, INC.


                                  COMMON STOCK
                                ----------------

        This prospectus relates to up to 300,000 shares of our common stock, par value $0.0001 per share, which may be offered for sale by the selling stockholders listed in this prospectus. These shares of common stock, which are currently held in our name, were pledged to the selling stockholders in connection with the settlement of claims against us. In the event we default on our payment obligations under the terms of the settlement, the selling stockholders may sell some or all of these shares to make up any deficiency. The shares of common stock to which this prospectus relates may be sold from time to time by the selling stockholders directly or through one or more broker-dealers, in one or more transactions on the Nasdaq SmallCap Market, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholders. We will bear all expenses of the offering of common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as all fees and disbursements of their counsel and experts.

        Our common stock is listed on the Nasdaq SmallCap Market under the symbol "PCSN." On April 27, 2000, the last sale price of our common stock as reported on the Nasdaq SmallCap Market was $13.88.

        SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE SHARES OF OUR COMMON STOCK.

                          -----------------------------

        These securities have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                          -----------------------------


                The date of this prospectus is __________, 2000.

        The terms "Precision Standard," "we," "our" and "us" refer to Precision Standard, Inc., a Colorado corporation. All references in this prospectus to "common stock" refer to our common stock, par value $0.0001 per share.

                               PRECISION STANDARD

        We are a diversified aviation and aerospace company composed of three operating groups:

        -      Government Services,

        -      Commercial Services, and

        -      Manufacturing and Overhaul.

        Our primary business is providing aircraft maintenance and modification services, including complete airframe inspection, maintenance, repair and custom airframe design and modification. We provide these services for government and military customers through our Government Services Group, which specializes in providing programmed depot maintenance and scheduled depot level maintenance on large transport aircraft and helicopters.

        The Commercial Services Group provides commercial aircraft maintenance and modification services on a contract basis to the owners and operators of large commercial aircraft. The commercial aircraft maintenance varies in scope from a single aircraft serviced over a few days to multi-aircraft contracts lasting several years. We are able to offer a full range of maintenance support services to airlines and the related technical services required by these customers. We also have broad experience in modifying commercial aircraft and providing value-added technical solutions. We hold numerous proprietary supplemental type certificates.

        The Manufacturing and Overhaul Group designs and manufactures a wide array of proprietary aerospace products including various space systems, such as guidance control systems and launch vehicles, aircraft cargo-handling systems and precision parts and components for aircraft. In addition, the Manufacturing and Overhaul Group provides engine nacelle overhaul and repair and operates an aircraft parts distribution company.

                                  RISK FACTORS

        You should carefully consider the following risk factors in your evaluation of us. Any of these risks could cause material harm to our business and impair the value of our common stock.

WE ARE HEAVILY DEPENDENT ON U.S. GOVERNMENT CONTRACTS.

        Approximately 63% of our revenues in 1999 were derived from U.S. Government contracts. U.S. Government contracts expose us to a number of risks, including:

        -      unpredictable contract or project terminations,

        - reductions in government funds available for our projects due to government policy changes, budget cuts and contract adjustments,

        - disruptions in scheduled workflow due to untimely delivery of equipment and components necessary to perform government contracts,

        -      penalties arising from post award contract audits, and

        -      cost audits in which the value of our contracts may be reduced.

        In addition, substantially all of our government backlog scheduled for delivery can be terminated at the convenience of the U.S. Government since orders are often placed well before delivery, and our contracts typically provide that orders may be terminated with limited or no penalties. If we are unable to address any of the above risks, our business could be materially harmed and the value of our common stock could be impaired.

A SIGNIFICANT PORTION OF OUR REVENUE IS DERIVED FROM A FEW OF OUR CONTRACTS.

        A small number of our contracts account for a significant percentage of our revenues. In 1999, our largest revenue producing contract was our KC-135 aircraft contract, which generated approximately 48% of our revenues. Our two largest contracts generated approximately 60% of our revenues in 1999. Termination or a disruption of any of these contracts, or the inability to renew or replace any of these contracts when they expire, could materially harm our business and impair the value of our common stock.

BUNDLING OF U.S. GOVERNMENT CONTRACTS COULD MATERIALLY HARM OUR BUSINESS.

        Beginning in 1997, Congress began including provisions in appropriations bills that require the "bundling" of contracts. Bundling refers to the practice of combining a number of U.S. Government contracts into one contract, which forces smaller companies, such as us, to team with one or more operators to provide a bid for the bundled contract. We are exposed to a number of risks from bundling, including:

        -      the inability to bid on contracts independently,

        - the potential inability to locate suitable operators with which to successfully team, and

        - the potential inability to team with other operators on favorable terms.

        This same appropriations legislation allows private contractors to team with military contractors to bid on bundled contracts and also allows military contractors to bid on these contracts directly. Consequently, we face additional competition from military contractors. For example, in March 1998, the C-130 PDM solicitation was cancelled and the work was taken in house by the military.

        On March 20, 1998, the U.S. Government determined that the services that we currently provide under our KC-135 contract would be bundled with unrelated work after the expiration of our current KC-135 contract. We derived 48% of our revenues from this contract in 1999. We have since challenged the bundling of this contract and on September 25, 1998 the General Accounting Office found in favor of us. Nonetheless, the U.S. Air Force elected to award the bundled contract to another entity. On October 13, 1998, we filed a complaint in U.S. District Court against the U.S. Air Force seeking an order requiring the U.S. Air Force to comply with the previous finding in favor of us. On October 5, 1999, the U.S. District Court declined to grant relief to us. We appealed this finding and the case is currently pending in the U.S. Court of Appeals for the Eleventh Circuit. If we do not prevail in this appeal and are precluded from obtaining work under our KC-135 contract or other contracts, it could materially harm our business and impair the value of our common stock.

OUR MARKETS ARE HIGHLY COMPETITIVE AND MANY OF OUR COMPETITORS HAVE GREATER RESOURCES THAN US.

        The aircraft maintenance and modification services industry is highly competitive, and we expect that the competition will continue to intensify. Many of our competitors are larger and more established companies with significant competitive advantages, including greater financial resources and greater name recognition. In addition, we are facing increased competition from entities located outside of the United States and entities that are affiliated with commercial airlines. Our competition for military aircraft maintenance includes Boeing Military Aircraft, Lockheed-Martin Aeromod, Raytheon E-Systems and various military depots, and our competition for outsourced commercial aircraft maintenance includes the Tramco division of B.F. Goodrich, Dee Howard Company and Timco. If we are unable to compete effectively against any of these entities, it could materially harm our business and impair the value of our common stock.

WE ARE A PARTY TO LEGAL PROCEEDINGS THAT COULD BE COSTLY TO RESOLVE.

        We may be exposed to legal claims relating to the services we provide. We are currently a party to several legal proceedings, including an alleged violation of the False Claims Act, breach of contract claims and claims based on our employment practices. While we maintain insurance covering many risks from our business, the insurance may not cover all relevant claims or may not provide sufficient coverage. If our insurance coverage does not cover all costs resulting from these claims, it could materially harm our business and impair the value of our common stock.

WE COULD INCUR SIGNIFICANT COSTS AND EXPENSES RELATED TO ENVIRONMENTAL PROBLEMS.

        Various federal, state and local laws and regulations require property owners or operators to pay for the costs of removal or remediation of hazardous or toxic substances located on a property. For example, there are stringent legal requirements applicable to the stripping, cleaning and painting of aircraft. We have previously paid penalties to the Environmental Protection Agency for the violation of these laws and regulations. While we are not currently aware of any other necessary environmental remediation or other environmental liability on the properties we operate, we may be required to pay additional penalties in the future. These laws and regulations also impose liability on persons who arrange for the disposal or treatment of hazardous or toxic substances at another location for the costs of removal or remediation of these hazardous substances at the disposal or treatment facility. Further, these laws and regulations often impose liability regardless of whether the entity arranging for the disposal ever owned or operated the disposal facility. As operators of properties and as potential arrangers for hazardous substance disposal, we may be liable under the laws and regulations for removal or remediation costs, governmental penalties, property damage and related expenses. Payment of any of these costs and expenses could materially harm our business and impair the value of our common stock.

WE MAY NOT BE ABLE TO HIRE AND RETAIN A SUFFICIENT NUMBER OF QUALIFIED
EMPLOYEES.

        Our success and growth will depend on our ability to continue to attract and retain skilled personnel. Competition for qualified personnel in the aircraft maintenance and modification services industry is intense. Any failure to attract and retain qualified personnel could materially harm our business and impair the value of our common stock.

WE MAY NEED ADDITIONAL FINANCING TO MAINTAIN OUR BUSINESS.

Our growth strategy requires continued access to capital. From time to time, we may require additional financing to enable us to:

        -      finance unanticipated working capital requirements,

        -      develop or enhance existing services,

        -      respond to competitive pressures, or

        -      acquire complementary businesses.

        We cannot assure you that, if we need to raise additional funds, funds will be available on favorable terms, or at all. If we cannot raise adequate funds on acceptable terms, our business could be materially harmed and the value of our common stock impaired.

WE MAY FAIL TO INTRODUCE NEW SERVICES IN RESPONSE TO TECHNOLOGICAL ADVANCES AND EVOLVING INDUSTRY STANDARDS.

        The aircraft maintenance and modification services industry is characterized by evolving industry standards and changing customer requirements. The introduction of new aircraft embodying new technologies and the emergence of new industry standards could render our existing services obsolete and cause us to incur significant development and labor costs. Failure to introduce new services and enhancements to our existing services in response to changing market conditions or customer requirements could materially harm our business and impair the value of our common stock.

OUR INSIDERS HAVE SUBSTANTIAL CONTROL OVER US AND CAN SIGNIFICANTLY INFLUENCE MATTERS REQUIRING STOCKHOLDER APPROVAL.

        As of December 31, 1999, our executive officers, directors and their affiliates, in the aggregate, beneficially owned approximately 42% of our outstanding common stock. As a result, these stockholders are able to significantly influence matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Accordingly, these stockholders may make business decisions that materially harm our business and impair the value of our common stock.

OUR FORWARD-LOOKING STATEMENTS MAY PROVE TO BE WRONG.

        Some of the information under the caption "Precision Standard" and elsewhere in this prospectus contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions, award of contracts, the outcome of pending or future litigation, estimates of backlog and other statements contained in this prospectus that are not historical facts. When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements.


                                 USE OF PROCEEDS

        We are registering the shares of our common stock offered by this prospectus for the account of the selling stockholders identified in the section of this prospectus entitled "Selling Stockholders." All of the net proceeds from the sale of our common stock by this prospectus will go to the stockholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from the sale of these securities.

                              SELLING STOCKHOLDERS

        In November 1997, Pemco World Air Service A/S (Pemco), our Danish subsidiary, was placed in involuntary bankruptcy in Denmark. Pemco had maintained a business relationship with Sterling Airways A/S in Bankruptcy (Sterling). As a result of claims arising from Pemco's bankruptcy and its business relationship with Sterling, we entered into a settlement agreement with Sterling and Pemco. Pursuant to the settlement agreement, we agreed to pledge 300,000 shares of our common stock to Sterling and Pemco as collateral for our payment obligations under a promissory note. The pledged shares of common stock have been issued in our name, so they are not presently outstanding. In the event of a default under the promissory note, these companies are entitled to foreclose upon and sell some or all of the pledged shares of common stock to make up any deficiency. We also agreed to file a registration statement covering the pledged shares at our own expense. Sterling and Pemco, jointly, are the potential selling stockholders under this prospectus. Because the selling stockholders may sell all or part of their shares of our common stock under this prospectus and since this offering is not being underwritten on a firm commitment basis, we cannot estimate the number and percentage of shares of our common stock that the selling stockholders will hold at the end of the offering covered by this prospectus.

        Except as provided above, none of the selling stockholders has any position, office or other material relationship with us or any of our affiliates, or has had any position, office or material relationship with us or any of our affiliates within the past three years, or will own greater than one percent of our common stock after this offering.


                              PLAN OF DISTRIBUTION

        The selling stockholders may from time to time offer and sell their shares of our common stock offered by this prospectus. We have registered their shares for resale to provide them with freely tradable securities. However, registration does not necessarily mean that they will offer and sell any of their shares.

        Offer and Sale of Shares. The selling stockholders, or their pledgees, donees, transferees or other successors in interest, may offer and sell their shares of our common stock in one or more of the following manners:

        - on the Nasdaq SmallCap Market or other exchanges on which the common stock is traded at the time of sale,

        - in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or

        -      in privately negotiated transactions.

        The selling stockholders, or their pledgees, donees, transferees or other successors in interest, may sell their shares of our common stock in one or more of the following transactions:

        - a block trade in which the broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,

        - a broker or dealer may purchase as principal and resell the shares for its own account under this prospectus, or

        - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

        The selling stockholders may accept and, together with any agent of the selling stockholders, reject in whole or in part any proposed purchase of the shares of our common stock offered by this prospectus.

        Brokers and Dealers. The selling stockholders may select brokers or dealers to sell their shares of our common stock. Brokers or dealers of the selling stockholders may arrange for other brokers or dealers to participate in selling the shares. The selling stockholders may give the brokers or dealers commissions or discounts in amounts to be negotiated immediately before any sale. In connection with these sales, these brokers or dealers, any other participating brokers or dealers, and some pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus.

        Commissions. The selling stockholders will pay any sales commissions or other sellers' compensation applicable to these transactions.

                                     EXPERTS

        The consolidated financial statements as of December 31, 1999 of Precision Standard incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated in this prospectus in reliance upon the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

        The legality of Precision Standard's common stock offered by this prospectus will be passed upon for Precision Standard by Gorsuch Kirgis LLP, Denver, Colorado.

                      WHERE TO FIND ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at www.sec.gov. In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning our Vice President - Legal and Corporate Affairs at:

                            Precision Standard, Inc.
                             1943 North 50th Street
                            Birmingham, Alabama 35212
                                 (205) 591-3009

        The SEC allows us to "incorporate by reference" in this prospectus information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. Precision Standard incorporates by reference the documents listed below and any future filings it makes with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is completed:

        - The Annual Report on Form 10-K of Precision Standard for the fiscal year ended December 31, 1999, and

        - The description of our common stock contained in our Registration Statement on Form 8-A (file No. 0-13829) filed with the SEC on August 26, 1985.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. For more detail concerning Precision Standard and any securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the offices of the SEC.

        You should rely only on the information provided or incorporated by reference in this prospectus or in the applicable supplement to this prospectus. You should not assume that the information in this prospectus and the applicable supplement is accurate as of any date other than the date on the front cover of the document.

================================================================================


        We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.


                                TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
Precision Standard                                                       2
Risk Factors                                                             2
Use of Proceeds                                                          5
Selling Stockholders                                                     6
Plan of Distribution                                                     6
Experts                                                                  7
Legal Matters                                                            7
Where to Find Additional Information                                     7




                            PRECISION STANDARD, INC.

                                 300,000 SHARES

                                  COMMON STOCK



                               P R O S P E C T U S




                                __________, 2000

================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following is an itemized statement of expenses incurred in connection with this Registration Statement. All such expenses will be paid by Precision Standard, Inc. (the "Company").

SEC Registration Fee.........................................  $ 1,040
Printing and Mailing Costs...................................    5,000
Legal Fees and Expenses......................................   25,000
Accounting Fees and Expenses.................................    5,000
Miscellaneous ...............................................    3,960

             TOTAL...........................................  $40,000

All of the above items except the registration fee are estimates.

Item 15. Indemnification of Directors and Officers.

        The Colorado Business Corporation Act (the "Act") provides at Article 109 for indemnification by a corporation of officers and directors in connection with civil proceedings brought against them by reason of their position with the corporation if the person being indemnified conducted himself or herself in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In any criminal proceeding, indemnification is permitted where the person had no reasonable cause to believe that his or her conduct was unlawful. Indemnification is required (unless limited by a corporation's Articles of Incorporation) where the officer or director is wholly successful, on the merits or otherwise, in the defense of any proceeding. The Act also establishes procedures by which persons seeking indemnification can obtain cost advances from the corporation and procedures by which indemnification determinations can be made.

        Article X of the Company's Amended and Second Restated Articles of Incorporation requires the Company to indemnify to the fullest extent permitted by applicable law against all liability and expense (including attorneys' fees) incurred by reason of the fact that a person is or was a director or officer of the Company if the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification by the Company is also required in connection with derivative actions where the party seeking indemnification is found to have acted in good faith and in a manner he reasonably believed to be in the best interest of the Company. Finally, indemnification is required where the officer or director seeking indemnification has been successful on the merits in the defense of the action. The Articles also contain provisions setting forth procedures by which parties seeking indemnification may obtain payment in advance of expenses incurred by them.

        The above discussion of the Colorado Business Corporation Act and the Company's Amended and Second Restated Articles of Incorporation is intended to be only a summary and is qualified in its entirety by the full text of the foregoing.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16. Exhibits.

   5.1  Opinion of Gorsuch Kirgis LLP.

   10.1 Settlement Agreement and Release, dated March 28, 2000, between Sterling Airways A/S in Bankruptcy, a Danish corporation, Pemco World Air Services A/S in Bankruptcy, a Danish corporation, and Precision Standard, Inc., including form of Promissory Note, form of Stock Pledge and form of Escrow Agreement.

   23.1 Consent of Arthur Andersen LLP.

   23.2 Consent of Gorsuch Kirgis LLP (included in Exhibit 5.1 hereto).

   24.1 Power of Attorney (included on signature page hereto).

Item 17. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Birmingham, County of Jefferson, State of Alabama, on the 27th day of April, 2000.

                                     PRECISION STANDARD, INC.

                                     By:  /s/ RONALD A. ARAMINI
                                          -------------------------------------
                                          Ronald A. Aramini
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Each person whose signature appears below hereby constitutes and appoints Ronald A. Aramini and Richard G. Godin his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the common stock offered hereby under the Securities Exchange Act of 1934, with the SEC, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitutes may do or cause to be done by virtue hereof.

SIGNATURE                                TITLE                               DATE
---------                                -----                               ----
/s/ RONALD A. ARAMINI                    President, Chief Executive          April 27, 2000
-----------------------------            Officer and Director
Ronald A. Aramini

/s/ RICHARD G. GODIN                     Principal Financial and             April 27, 2000
-----------------------------            Accounting Officer
Richard G. Godin

/s/ MICHAEL E. TENNENBAUM                Chairman of the Board               April 27, 2000
-----------------------------
Michael E. Tennenbaum

/s/ HAROLD T. BOWLING                    Vice Chairman of the Board          April 27, 2000
-----------------------------
Harold T. Bowling

/s/ MATTHEW L. GOLD                      Director                            April 27, 2000
-----------------------------
Matthew L. Gold

/s/ MARK K. HOLDSWORTH                   Director                            April 27, 2000
-----------------------------
Mark K. Holdsworth

/s/ THOMAS C. RICHARDS                   Director                            April 27, 2000
-----------------------------
Thomas C. Richards

                                  EXHIBIT INDEX

        The following exhibits are filed as part of this Registration Statement on Form S-3 or are incorporated herein by reference.

EXHIBIT NO.          DESCRIPTION
-----------          -----------
   5.1               Opinion of Gorsuch Kirgis LLP.*

  10.1 Settlement Agreement and Release, dated March 28, 2000, between Sterling Airways A/S in Bankruptcy, a Danish corporation, Pemco World Air Services A/S in Bankruptcy, a
                     Danish corporation, and Precision Standard, Inc., including form of Promissory Note, form of Stock Pledge and form of Escrow Agreement.*

  23.1               Consent of Arthur Andersen LLP.*

  23.2               Consent of Gorsuch Kirgis LLP (included in Exhibit 5.1 hereto).

  24.1               Power of Attorney (included on signature page hereto).

----------

   * Filed herewith.